Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended December 31, 2024
NORTH BETHESDA, Md. (February 13, 2025) - Federal Realty Investment Trust (NYSE:FRT) today announced its operating results for the fourth quarter and full year ended December 31, 2024. Net income available for common shareholders was $3.42 per diluted share for the full year 2024 and $0.75 per diluted share for the fourth quarter, compared to $2.80 and $0.76 per diluted share for the same periods in 2023, respectively. Operating income for 2024 totaled $472.4 million, with $109.3 million in the fourth quarter, compared to $406.5 million and $108.8 million, respectively, in 2023.
Highlights for the full year, fourth quarter and subsequent to quarter-end include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $6.77 for the year, compared to $6.55 in 2023. For the fourth quarter, generated FFO per diluted share of $1.73, compared to $1.64 for the fourth quarter 2023.
•Generated comparable property operating income (POI) excluding lease termination fees and prior period rents collected growth of 3.4% for the year 2024 and 4.2% for the fourth quarter.
•Record-breaking leasing in 2024:
◦Achieved the highest annual comparable leasing volume on record with 452 signed comparable leases for 2.4 million square feet at an 11% cash basis rollover, and
◦Achieving the highest quarterly comparable leasing volume on record with 100 signed comparable retail leases totaling 649,372 square feet in the fourth quarter at a 10% cash basis rollover.
•As of December 31, 2024, Federal Realty's commercial portfolio was:
◦94.1% occupied, a +190 basis point increase year-over-year, and
◦96.2% leased, a +200 basis point increase year-over-year.
•Continued strong small shop leasing, ending the quarter at 93.6% leased representing an increase of +290 basis points year-over-year.
•Subsequent to quarter end, announced two new redevelopment projects:
◦Residential redevelopment in Hoboken, NJ at a projected cost of $45 - $48 million and projected return on investment (ROI) of 6% - 7%, and

◦Redevelopment of Andorra Shopping Center in Philadelphia, PA at a projected cost of $32 million and projected incremental ROI of 7% - 8%.
•Under contract to purchase an approximately 673,000 square foot shopping center in Northern California for $124 million which is expected to close in late February 2025.
•Introduced 2025 earnings per diluted share guidance of $3.00 to $3.12 and 2025 FFO per diluted share guidance of $7.10 to $7.22.

“2024 was a record-shattering year, with unprecedented leasing momentum leading the way,” said Donald C. Wood, Federal Realty’s Chief Executive Officer. “We achieved all-time highs in leasing volume, revenue, and earnings, surpassing previous records by a significant margin, and occupancy reached its highest level in almost a decade. Our portfolio remains strong, anchored by resilient operators, supported by favorable supply-demand dynamics, and bolstered by strong demographics. With this momentum, we are well-positioned for even stronger growth in 2025 and beyond.”
Financial Results
Net Income
For the full year 2024, Federal Realty reported net income available for common shareholders of $287.2 million and earnings per diluted share of $3.42. This compares to net income available for common shareholders of $229.0 million and earnings per diluted share of $2.80 for the full year 2023.
For the fourth quarter 2024, net income available for common shareholders was $63.5 million and earnings per diluted share was $0.75 versus $62.1 million and $0.76, respectively, for the fourth quarter 2023.
FFO
For the full year 2024, Federal Realty generated funds from operations available for common shareholders (FFO) of $570.2 million, or $6.77 per diluted share. This compares to FFO of $537.3 million, or $6.55 per diluted share for the full year 2023.
For the fourth quarter 2024, FFO was $147.6 million, or $1.73 per diluted share, compared to $134.9 million, or $1.64 per diluted share for the fourth quarter 2023.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 94.1% occupied as of December 31, 2024, an increase of +190 basis points year-over-year. Federal Realty's portfolio was 96.2% leased as of December 31, 2024, an increase of +200 basis points year-over-year.
Small shop leased rate was 93.6% as of December 31, 2024, an increase of +290 basis points year-over-year. The anchor tenant leased rate was 97.5%, reflecting an increase of +150 basis points year-over-year.

Additionally, Federal Realty's residential properties were 95.2% leased as of December 31, 2024.
Leasing Activity
For the full year 2024, Federal Realty signed 467 leases for 2,434,394 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 452 leases for 2,391,575 square feet at an average rent of $35.80 per square foot compared to the average contractual rent of $32.29 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 11%, 22% on a straight-line basis. Comparable leases represented 97% of total comparable and non-comparable leases signed during 2024.
During the fourth quarter 2024, Federal Realty signed 103 leases for 653,869 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 100 leases for 649,372 square feet at an average rent of $34.29 per square foot compared to the average contractual rent of $31.18 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 10%, 21% on a straight-line basis. Comparable leases represented 97% of total comparable and non-comparable leases signed during the fourth quarter 2024.
Redevelopment
Subsequent to quarter end, Federal Realty announced a residential development at 301 Washington Street in Hoboken, NJ. The project is a 5-story residential building on a highly visible corner which will include 45 residential units and 10,200 square feet of ground floor retail space in the prime retail corridor of Washington Street. The project has a projected cost of $45- $48 million and projected return on investment (ROI) of 6% - 7%.
Additionally, Federal Realty announced the redevelopment of Andorra Shopping Center in Philadelphia, PA. The redevelopment will include the demolition of existing anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and the redevelopment of existing space at the north end of the property to construct an anchor and multiple small-shop spaces. The redevelopment has a projected cost of $32 million and projected incremental ROI of 7% - 8%.
Acquisitions
Federal Realty is under contract to purchase an approximately 673,000 square foot shopping center in Northern California for $124 million which is expected to close in late February 2025.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.10 per common share, resulting in an indicated annual rate of $4.40 per common share. The regular common dividend will be payable on April 15, 2025 to common shareholders of record as of April 1, 2025.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2025 to shareholders of record as of April 1, 2025.
2025 Initial Guidance

2025 Earnings per diluted share	$3.00 - $3.12
2025 FFO per diluted share	$7.10 - $7.22
The company's initial 2025 guidance is based on the following assumptions:

Comparable properties growth (1)	3% - 4%
Acquisitions	$124 million
Lease termination fees	$4 - $5 million
Incremental redevelopment/expansion POI (2)	$3 - $5 million
General and administrative expenses	$45 - $48 million
Development/redevelopment capital	$175 - $225 million
Capitalized interest	$12 - $14 million
Tax credit transaction income, net	~ $13 million
Disposed properties - 2024 POI	$5 million
(1)Includes a 0.4% negative impact from lower collection of prior period rents which were contractually deferred, specifically related to the COVID-19 pandemic.
(2)Includes the expected additional POI to be recognized in 2025 compared to the amount recognized in 2024 from all of the redevelopments listed on page 16 of our supplemental disclosure except those labeled as "stabilized." Does not include any additional POI from "Active Property Improvement Projects."
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2024 earnings conference call, which is scheduled for Thursday, February 13, 2025 at 5:00 PM ET. To participate, please call 844-826-3035 or 412-317-5195 five to ten minutes prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 27, 2025 by dialing 844-512-2921 or 412-317-6671; Passcode: 10195673.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as Northern and Southern California. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,500 tenants, in 27 million commercial square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 57 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2025 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2024
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$303,878	$283,796	$1,170,078	$1,101,439
Other property income	7,286	7,736	31,258	29,602
Mortgage interest income	280	280	1,116	1,113
Total revenue	311,444	291,812	1,202,452	1,132,154
EXPENSES
Rental expenses	65,121	62,256	249,569	231,666
Real estate taxes	36,828	33,437	142,230	131,429
General and administrative	14,819	13,100	49,739	50,707
Depreciation and amortization	87,117	82,421	342,598	321,763
Total operating expenses	203,885	191,214	784,136	735,565

Gain on sale of real estate	1,760	8,179	54,040	9,881

OPERATING INCOME	109,319	108,777	472,356	406,470

OTHER INCOME/(EXPENSE)
Other interest income	782	912	4,294	4,687
Interest expense	(43,234)	(42,974)	(175,476)	(167,809)
Income from partnerships	1,335	375	3,160	3,869
NET INCOME	68,202	67,090	304,334	247,217
Net income attributable to noncontrolling interests	(2,665)	(2,987)	(9,126)	(10,232)
NET INCOME ATTRIBUTABLE TO THE TRUST	65,537	64,103	295,208	236,985
Dividends on preferred shares	(2,008)	(2,008)	(8,032)	(8,032)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$63,529	$62,095	$287,176	$228,953

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.75	$0.76	$3.42	$2.80
Weighted average number of common shares	84,685	81,617	83,559	81,313
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.75	$0.76	$3.42	$2.80
Weighted average number of common shares	84,692	81,617	83,566	81,313

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2024
	December 31,
	2024	2023
	(in thousands, except share and per share data)

ASSETS
Real estate, at cost
Operating (including $1,825,656 and $2,021,622 of consolidated variable interest entities, respectively)	$10,363,961	$9,932,891
Construction-in-progress (including $9,939 and $8,677 of consolidated variable interest entities, respectively)	539,752	613,296
	10,903,713	10,546,187
Less accumulated depreciation and amortization (including $424,044 and $416,663 of consolidated variable interest entities, respectively)	(3,152,799)	(2,963,519)
Net real estate	7,750,914	7,582,668
Cash and cash equivalents	123,409	250,825
Accounts and notes receivable, net	229,080	201,733
Mortgage notes receivable, net	9,144	9,196
Investment in partnerships	33,458	34,870
Operating lease right of use assets, net	85,806	86,993
Finance lease right of use assets, net	6,630	6,850
Prepaid expenses and other assets	286,316	263,377
TOTAL ASSETS	$8,524,757	$8,436,512
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $186,643 and $189,286 of consolidated variable interest entities, respectively)	$514,378	$516,936
Notes payable, net	601,414	601,945
Senior notes and debentures, net	3,357,840	3,480,296
Accounts payable and accrued expenses	183,564	174,714
Dividends payable	96,743	92,634
Security deposits payable	30,941	30,482
Operating lease liabilities	74,837	75,870
Finance lease liabilities	12,783	12,670
Other liabilities and deferred credits	227,827	225,443
Total liabilities	5,100,327	5,210,990
Commitments and contingencies
Redeemable noncontrolling interests	180,286	183,363
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $0.01 par, 200,000,000 shares authorized, 85,666,220 and 82,775,286 shares issued and outstanding, respectively	862	833
Additional paid-in capital	4,248,824	3,959,276
Accumulated dividends in excess of net income	(1,242,654)	(1,160,474)
Accumulated other comprehensive income	4,740	4,052
Total shareholders’ equity of the Trust	3,171,594	2,963,509
Noncontrolling interests	72,550	78,650
Total shareholders’ equity	3,244,144	3,042,159
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,524,757	$8,436,512

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
December 31, 2024
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$68,202	$67,090	$304,334	$247,217
Net income attributable to noncontrolling interests	(2,665)	(2,987)	(9,126)	(10,232)
Gain on sale of real estate	(1,760)	(8,179)	(54,040)	(9,881)
Depreciation and amortization of real estate assets	76,779	72,897	302,455	285,689
Amortization of initial direct costs of leases	8,704	7,740	33,377	31,208
Funds from operations	149,260	136,561	577,000	544,001
Dividends on preferred shares (2)	(1,875)	(1,875)	(7,500)	(7,500)
Income attributable to downREIT operating partnership units	675	693	2,743	2,767
Income attributable to unvested shares	(481)	(474)	(2,004)	(1,955)
FFO	$147,579	$134,905	$570,239	$537,313
Weighted average number of common shares, diluted (2)(3)	85,402	82,346	84,286	82,044

FFO per diluted share (3)	$1.73	$1.64	$6.77	$6.55

Dividends and Payout Ratios
Regular common dividends declared	$94,226	$90,219	$369,232	$355,241

Dividend payout ratio as a percentage of FFO	64%	67%	65%	66%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$35,929	$31,370	$144,327	$193,298
Tenant improvements and incentives	19,128	17,358	83,566	72,741
Total non-maintenance capital expenditures	55,057	48,728	227,893	266,039
Maintenance capital expenditures	11,022	8,643	24,552	22,358
Total capital expenditures	$66,079	$57,371	$252,445	$288,397

Other Information
Leasing costs	$13,814	$7,272	$31,049	$23,896
Share-based compensation expense (non-cash)	$5,204	$3,477	$16,357	$14,308

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,718	$4,268	$13,742	$15,426
Depreciation and amortization	(1,567)	(1,809)	(6,713)	(7,305)
Interest expense	(161)	(165)	(646)	(656)
Net income	$1,990	$2,294	$6,383	$7,465
Notes:
(1)See Glossary of Terms.
(2)For the three months and year ended December 31, 2024 and 2023, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share, but is anti-dilutive for the computation of dilutive EPS for the three months and year ended December 31, 2024 and 2023.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
December 31, 2024

Components of Rental Income (1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)
Minimum rents (2)
Commercial	$203,895	$190,122	$789,947	$742,977
Residential	27,607	26,667	108,318	102,740
Cost reimbursements	59,670	56,110	230,069	211,693
Percentage rents	5,706	5,962	18,646	19,308
Other lease related (3)	6,291	5,761	22,215	24,233
Collectibility related impacts (4)	709	(826)	883	488
Total rental income	$303,878	$283,796	$1,170,078	$1,101,439
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in millions)

Straight-line rents	$10.5	$3.0	$26.8	$11.6
Amortization of in-place leases	$3.2	$3.0	$13.5	$12.6
(3)Includes lease termination fees of $1.1 million and $1.3 million for the three months ended December 31, 2024 and 2023, respectively, and $4.3 million and $6.9 million for the year ended December 31, 2024 and 2023, respectively.
(4)For the three months ended December 31, 2024 and 2023, our collectability related impacts include the collection of approximately $0.8 million and $1.1 million, respectively, and $3.2 million and $5.1 million for the year ended December 31, 2024 and 2023, respectively, of prior period rents which were contractually deferred or payments renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2024

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Friendship Center, Huntington Shopping Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q4 2023 to Q4 2024. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. The amounts shown below for the years ended December 31, 2024 and 2023 reflect the summation of our reported quarterly results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023		2024	2023
	(in thousands)			(in thousands)
Operating income	$109,319	$108,777		$472,356	$406,470
Add:
Depreciation and amortization	87,117	82,421		342,598	321,763
General and administrative	14,819	13,100		49,739	50,707
Gain on sale of real estate	(1,760)	(8,179)		(54,040)	(9,881)
Property operating income (POI)	209,495	196,119		810,653	769,059
Less: Non-comparable POI - acquisitions/dispositions	(5,454)	(2,801)		(14,208)	(8,918)
Less: Non-comparable POI - redevelopment, development & other	(5,683)	(2,278)		(29,666)	(14,034)
Comparable property POI	$198,358	$191,040		$766,779	$746,107

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
	2024	2023	Change	2024	2023	Change
	(in thousands)			(in thousands)
Minimum rents (1)	$219,483	$211,052		$851,237	$823,352
Cost reimbursements	57,255	55,395		221,095	208,424
Other	15,627	15,673		56,448	57,675
Collectibility related impacts	745	(137)		244	1,126
Total property revenue	293,110	281,983		1,129,024	1,090,577

Rental expenses	(59,666)	(58,465)		(226,947)	(215,708)
Real estate taxes	(35,086)	(32,478)		(135,298)	(128,762)
Total property expenses	(94,752)	(90,943)		(362,245)	(344,470)

Comparable property POI	$198,358	$191,040	3.8%	$766,779	$746,107	2.8%
Less:
Lease termination fees	(1,142)	(1,308)		(4,257)	(6,718)
Prior period rents collected (2)	(704)	(1,058)		(2,961)	(5,007)
Comparable property POI excluding lease termination fees and prior period rents collected	$196,512	$188,674	4.2%	$759,561	$734,382	3.4%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023		2024	2023
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$31,729	$28,284		$141,166	$133,406
Maintenance capital expenditures	10,703	8,613		23,902	22,044
	$42,432	$36,897		$165,068	$155,450

Comparable Property - Occupancy Statistics (3)
				At December 31,
				2024	2023
GLA - comparable commercial properties				25,402,000	25,387,000
Leased % - comparable commercial properties				96.1%	94.4%
Occupancy % - comparable commercial properties				93.8%	92.3%
Notes:
(1)For the three months ended December 31, 2024 and 2023, amount includes straight-line rents of $7.1 million and $2.4 million, respectively, and $15.1 million and $10.6 million for the year ended December 31, 2024 and 2023, respectively. For the three months ended December 31, 2024 and 2023, amounts include amortization of in-place leases of $2.9 million and $3.0 million, respectively, and $12.8 million and $12.6 million for the year ended December 31, 2024 and 2023, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 10 for "Summary of Capital Expenditures" and page 26 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
December 31, 2024
	December 31,
	2024	2023
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	86,275	83,411
Market price per common share	$111.95	$103.05
Common equity market capitalization including downREIT operating partnership units	$9,658,486	$8,595,504

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$9,818,311	$8,755,329

Total debt	$4,473,632	$4,599,177
Less: cash and cash equivalents	(123,409)	(250,825)
Total net debt (3)	$4,350,223	$4,348,352

Total market capitalization	$14,168,534	$13,103,681

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	31%	33%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.8x	3.5x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, year ended (4)(5)	3.7x	3.6x

Senior Notes and Debentures Covenants (6)
	December 31, 2024	Debt Covenant Threshold (7)
Total Debt to Total Assets	39%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	3.8x	> 1.5x
Unencumbered Assets to Unsecured Debt	257%	> 150%

Notes:
(1)Amounts include 608,348 and 635,431 downREIT operating partnership units outstanding at December 31, 2024 and 2023, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(6)The reference period for calculating these covenants is the most recent year ended December 31, 2024.
(7)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2024
	As of December 31, 2024
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bethesda Row	12/28/2025 (2)	5.03% (3)	200,000
Bell Gardens	8/1/2026	4.06%	11,215
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	3.67% (3)	52,123
Various Hoboken (14 Buildings)	Various through 2029	3.91% to 5.00%	28,838
Chelsea	1/15/2031	5.36%	3,568
Subtotal			515,844
Net unamortized debt issuance costs and discount			(1,466)
Total mortgages payable, net			514,378		4.50%

Notes payable
Term loan (4)	4/16/2025	SOFR + 0.85%	600,000
Revolving credit facility (4)(5)	4/5/2027	SOFR + 0.775%	—
Various	Various through 2059	Various	1,680
Subtotal			601,680
Net unamortized debt issuance costs			(266)
Total notes payable, net			601,414		5.44%	(7)

Senior notes and debentures
Unsecured fixed rate
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			3,379,200
Net unamortized debt issuance costs and premium			(21,360)
Total senior notes and debentures, net			3,357,840		3.77%

Total debt, net			$4,473,632

Total fixed rate debt, net			$3,873,883	87%	3.87%
Total variable rate debt, net			599,749	13%	5.43%	(7)
Total debt, net			$4,473,632	100%	4.08%	(7)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2024, our share of unconsolidated debt was approximately $62.0 million. At December 31, 2024, our noncontrolling interests' share of mortgages payable was $15.2 million.
(2)We have two one-year extensions, at our option to extend the maturity date to December 28, 2027.
(3)The mortgage loans have interest rate swap agreements that effectively fix the interest rate through the initial maturity date.
(4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR, and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during the three months and year ended December 31, 2024 was $64.5 million and $202.7 million, respectively. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, was 5.5% and 6.1% for the three months and year ended December 31, 2024, respectively.
(6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
(7)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2024
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2025	$3,832	$44,298		$48,130		1.1%	3.9%
2026	3,131	1,052,450	(1)	1,055,581		23.5%	4.0%
2027	2,643	890,682	(2)	893,325		19.9%	4.1%
2028	2,511	350,000	(3)	352,511		7.8%	5.7%	(6)
2029	2,329	943,105		945,434		21.0%	3.6%
2030	684	400,000		400,684		8.9%	3.7%
2031	59	—		59		—%	6.0%
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
2034	—	—		—		—%	—%
Thereafter	—	801,000		801,000		17.8%	4.2%
Total	$15,189	$4,481,535		$4,496,724	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $600.0 million term loan matures on April 16, 2025, plus one one-year extension at our option to April 16, 2026.
(2)Our $200.0 million mortgage loan secured by Bethesda Row matures on December 28, 2025 plus two one-year extensions, at our option to December 28, 2027.
(3)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of December 31, 2024, there was no balance outstanding under this credit facility.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of December 31, 2024. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 6 years.
(5)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(6)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
December 31, 2024

The following redevelopment opportunities are actively being worked on by the Trust. (1)

						Projected POI Delivered (2)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Actual 2024	Projected 2025
				(in millions)	(in millions)	(as a % of Total)
Projects stabilized:
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$113	85%	95%

Projects in process:
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. 241,000 square feet of office space leased	5% - 6%	$325 - $335	$266	—	5% - 10%
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 220,000 square feet of office and 10,000 square feet of retail space leased.	6%	$180 - $190	$168	55%	65% - 75%
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 16,000 square feet of retail and a two-story parking structure with 234 parking stalls	7%	$90 - $95	$22	—	—
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	8%	$80 - $85	$77	80%	90% - 95%
Hoboken - 301 Washington Street	Hoboken, NJ	Development of a new 5 story, 45-unit residential building with 10,200 square feet of ground floor retail space	6% - 7%	$45 - $48	$11	—	—

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$17	Stabilized
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$3	Stabilized
Chelsea Commons	Chelsea, MA	Development of a new 2,500 square foot pre-leased pad building with drive-thru	7%	$3	$3	Stabilized
Andorra	Philadelphia, PA	Demolition of 31,500 square feet of anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and redevelopment of 27,000 square feet of vacant small shop space at the north end of the property to construct 10,400 square feet of small shop, and a 10,000 square foot anchor tenant	7% - 8%	$32	$2	2026
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$10	2025
Santana Row	San Jose, CA	Installation and implementation of paid parking system	25%	$3	$2	2025
Mercer on One	Lawrenceville, NJ	Construction of a 2,225 square foot pad building with drive-thru for a restaurant tenant	8%	$3	$0	2025

Active Property Improvement Projects (6)		Ongoing improvements at 10 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 13%	$70	$49
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
December 31, 2024

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Providence Place (formerly Pan Am)	Fairfax, VA	✓	✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Significant Transactions
December 31, 2024

Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
May 31, 2024	Virginia Gateway	Gainesville, Virginia	664,000	$215.0	Giant Food / HomeGoods / Total Wine & More / Best Buy / Ulta
July 31, 2024	Pinole Vista Crossing	Pinole, California	216,000	$60.0	FoodMaxx / TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Other Investment Transaction
On April 1, 2024, we acquired the approximately 10% noncontrolling interest in the partnership that owns our CocoWalk property for $12.4 million, bringing our ownership to 100%.
Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
June 5, 2024	Third Street Promenade	Santa Monica, California	$103.0
December 31, 2024	White Marsh Other (portion)	Baltimore, Maryland	$3.8
January 7, 2025	White Marsh Other (portion)	Baltimore, Maryland	$3.4
Financing Transactions
Issuance of Common Shares
During the year ended December 31, 2024, we issued 2,769,579 common shares at a weighted average gross offering price of $110.92. During the three months ended December 31, 2024, we entered into forward sales contracts for 476,497 common shares under our ATM equity program at a weighted average gross offering price of $115.43.
Issuance of Debt

Issuance Date	Debt	Principal Amount	Stated Interest Rate	Maturity Date
		(in millions)
January 11, 2024	3.25% Exchangeable Senior Notes (1)	$485.0	3.25%	January 15, 2029
(1)See our Form 8-K filing on January 11, 2024 and Note 5 of our December 31, 2024 Annual Report on Form 10-K for additional information on this transaction.
Repayment of Debt
The following senior unsecured note was repaid at maturity:

Repayment Date	Debt	Payoff Amount
		(in millions)
January 16, 2024	3.95% Senior Notes	$600.0

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$51,735	10	113,000	98%	96%	$31.15		46,000	Harris Teeter
Bethesda Row	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	270,857	17	530,000	97%	94%	$58.81	180	40,000	Giant Food	Apple / Anthropologie / Equinox / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,114	10	144,000	100%	100%	$39.23		51,000	Giant Food	CVS / Staples
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	48,375	9	89,000	83%	80%	$28.70		35,000	Safeway	Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	108,439	21	325,000	94%	94%	$39.71	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,493	2	33,000	81%	81%	$27.85
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,551	11	124,000	97%	97%	$28.82		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	74,294	18	249,000	94%	94%	$39.81		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,472	1	54,000	100%	100%	$28.43				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,651	16	204,000	98%	98%	$32.78				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,976	10	133,000	95%	92%	$39.64		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,122	7	73,000	100%	98%	$48.70		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	211,994	45	411,000	100%	98%	$28.36		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress for Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,062	26	367,000	96%	93%	$24.74		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,162	36	369,000	100%	100%	$34.83		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	97,703	40	565,000	98%	96%	$20.86		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	19,214	10	90,000	100%	98%	$45.74		14,000	Trader Joe's	Walgreens / Planet Fitness
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	887,226	24	854,000	100%	99%	$46.55	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	56,330	13	175,000	98%	98%	$49.15		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,918	10	116,000	98%	94%	$34.45		18,000	Aldi	CVS / L.A. Fitness
Providence Place (formerly Pan Am)		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,058	25	228,000	96%	96%	$23.93		65,000	Safeway	Micro Center / CVS / Michaels
Quince Orchard	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,402	16	271,000	87%	87%	$25.61		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,875	12	109,000	95%	95%	$29.61		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,227	10	101,000	98%	95%	$27.84		35,000	Safeway	Walgreens

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,623	5	48,000	97%	97%	$52.70		15,000	Trader Joe's
Village at Shirlington	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	76,189	16	277,000	87%	87%	$40.74		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	208,696	110	664,000	98%	98%	$27.15		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowe's (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	119,197	14	298,000	98%	96%	$34.14		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,503	12	88,000	100%	100%	$110.97		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,896,458	556	7,102,000	97%	96%	$36.61

California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	109,522	22	226,000	100%	100%	$31.37			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	119,895	32	371,000	98%	98%	$24.01		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(4)	Los Angeles-Long Beach-Anaheim, CA	14,015	1	42,000	73%	73%	$62.89				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	93,766	22	239,000	85%	85%	$36.81		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,907	32	441,000	88%	88%	$21.26		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,434	18	298,000	98%	98%	$30.87			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	28,106	3	71,000	47%	47%	$40.38				CB2
Freedom Plaza	(4)(5)	Los Angeles-Long Beach-Anaheim, CA	44,138	9	114,000	95%	95%	$32.02		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	177,820	64	877,000	96%	96%	$14.93		294,000	Target / Walmart	Barnes & Noble / Macy's / CVS
Hastings Ranch Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	25,793	15	273,000	100%	100%	$9.49				Marshalls / HomeGoods / CVS
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,101	3	181,000	86%	86%	$32.65		39,000	Target	Marshalls / L.A. Fitness / CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,265	8	98,000	89%	79%	$47.60				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,907	12	155,000	100%	100%	$34.70		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Pinole Vista Crossing		San Francisco-Oakland-Hayward, CA	58,504	19	216,000	100%	100%	$22.42		43,000	FoodMaxx	TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,924	4	48,000	93%	93%	$25.14			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,551	50	502,000	98%	98%	$47.11		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(4)(6)	San Jose-Sunnyvale-Santa Clara, CA	52,250	22	213,000	100%	100%	$17.89		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(4)	San Jose-Sunnyvale-Santa Clara, CA	1,356,202	45	1,231,000	98%	96%	$58.49	662			Crate & Barrel / Container Store / Best Buy / Sephora /Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	48,602	12	148,000	92%	76%	$20.14		43,000	Food 4 Less	CVS

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	160,011	44	650,000	93%	80%	$22.72		210,000	Target / TBA	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,121,713	437	6,394,000	95%	93%	$32.53

NY Metro/New Jersey
Brick Plaza	(4)	New York-Newark-Jersey City, NY-NJ-PA	104,732	46	403,000	97%	96%	$23.10		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	53,952	11	98,000	94%	94%	$41.59				Banana Republic / Gap / Tommy's Tavern + Tap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	152,047	9	121,000	89%	87%	$47.68	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,719	17	408,000	98%	98%	$41.03		43,000	Lidl / Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,793	9	147,000	92%	90%	$44.02		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,164	13	103,000	94%	94%	$18.39		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	35,000	100%	100%	$96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	42,388	15	134,000	95%	95%	$27.17		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(5) (7)	New York-Newark-Jersey City, NY-NJ-PA	229,896	4	171,000	99%	98%	$59.69	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	111,279	21	211,000	98%	98%	$36.01		43,000	Whole Foods	Petsmart / REI / Ulta / Container Store
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	52,508	18	244,000	94%	94%	$24.21		20,000	Aldi / Stop & Shop (S)	At Home / AMC
Melville Mall	(4)	New York-Newark-Jersey City, NY-NJ-PA	105,177	21	253,000	100%	100%	$30.04		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Public Lands
Mercer on One	(4)	Trenton, NJ	121,445	50	549,000	100%	98%	$27.04		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	136,701	21	191,000	100%	100%	$53.76				Bloomies / Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	36,641	19	211,000	100%	98%	$19.75		65,000	Target	Floor & Décor / Michaels
		Total NY Metro/New Jersey	1,388,190	275	3,279,000	97%	96%	$34.16

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,138,531	65	1,230,000	97%	95%	$40.76	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Bob's Discount Furniture / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	32,002	15	114,000	96%	96%	$19.44		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	40,762	36	233,000	100%	100%	$15.64				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	52,731	20	253,000	93%	92%	$23.41		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	158,853	19	224,000	98%	98%	$52.81	7	50,000	Roche Bros.	CVS / Multiple Restaurants

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
North Dartmouth		Providence-Warwick, RI-MA	9,369	28	48,000	100%	100%	$17.22		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,762	17	149,000	99%	99%	$21.55		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,452,010	200	2,251,000	97%	96%	$34.46

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,028	22	252,000	98%	82%	$16.01		31,000	TBA	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd on City Avenue		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	87,509	23	174,000	95%	95%	$37.82	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	39,038	28	260,000	99%	97%	$18.64		47,000	Whole Foods	Five Below / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,798	24	158,000	98%	96%	$23.23		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,464	21	223,000	98%	98%	$20.10		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	65,697	29	357,000	100%	100%	$25.15		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,671	15	209,000	87%	86%	$21.70			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	53,699	13	86,000	98%	98%	$25.59		31,000	Amazon Food	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	44,252	14	237,000	97%	76%	$32.03	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			404,156	189	1,956,000	97%	92%	$23.94

South Florida
CocoWalk	(8)	Miami-Fort Lauderdale-West Palm Beach, FL	205,536	3	278,000	99%	99%	$48.82				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,121	17	187,000	97%	96%	$24.53		44,000	Winn Dixie	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	186,815	41	391,000	99%	93%	$31.98				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,330	67	431,000	99%	99%	$28.17		12,000	Trader Joe's / Costco (S)	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	574,802	128	1,287,000	99%	97%	$33.33

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	35,452	24	243,000	100%	100%	$19.96		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	42,009	29	398,000	100%	94%	$16.97		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	137,200	35	315,000	99%	99%	$28.97				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,612	4	33,000	100%	100%	$54.96

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2024
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	% Occupied(1)	Average Rent PSF (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor (3)	Other Retail Tenants
			(in thousands)
White Marsh Other		Baltimore-Columbia-Towson, MD	26,209	15	51,000	100%	86%	$39.79
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,090	7	80,000	98%	98%	$24.07		54,000	Giant Food
		Total Baltimore	287,572	114	1,120,000	100%	97%	$23.70

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	37,787	14	168,000	95%	95%	$23.56				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,177	21	258,000	79%	58%	$21.04				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	16,802	11	139,000	99%	99%	$15.91		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,844	17	211,000	94%	94%	$21.47		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	216,610	63	776,000	90%	83%	$20.71

Other
Barracks Road		Charlottesville, VA	75,481	40	495,000	91%	91%	$29.22		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	36,889	22	264,000	95%	90%	$15.63		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	182,538	41	642,000	94%	90%	$18.40		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / Floor & Décor
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,864	20	205,000	99%	82%	$14.23		69,000	Kroger	Best Buy / DSW
Lancaster	(4)	Lancaster, PA	8,657	11	126,000	99%	99%	$19.46		75,000	Giant Food	AutoZone
The Shops at Hilton Village	(4)(5)	Phoenix-Mesa-Chandler, AZ	87,985	18	305,000	86%	85%	$36.25				CVS / Houston's
29th Place		Charlottesville, VA	40,893	15	168,000	99%	99%	$21.50				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	108,895	37	462,000	99%	99%	$23.48		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	562,202	204	2,667,000	94%	91%	$22.94

Grand Total			$10,903,713	2,166	26,832,000	96%	94%	$31.81	3,104

Notes:
(1)	Represents the GLA, percentage leased, and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rents for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(3)	TBA indicates that a lease is signed.
(4)	All or a portion of this property is owned pursuant to a ground lease.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(8)	This property includes CocoWalk and four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2024

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2024	100	100%	649,372	$34.29	$31.18	$2,020,370	10%	21%	7.5	$16,035,867	$24.69
3rd Quarter 2024	126	100%	580,977	$34.94	$30.51	$2,570,061	14%	26%	6.8	$15,265,974	$26.28
2nd Quarter 2024	122	100%	594,361	$37.72	$34.29	$2,039,521	10%	23%	8.0	$15,045,191	$25.31
1st Quarter 2024	104	100%	566,865	$36.39	$33.30	$1,750,831	9%	20%	7.2	$15,902,708	$28.05
Total - 12 months	452	100%	2,391,575	$35.80	$32.29	$8,380,783	11%	22%	7.4	$62,249,740	$26.03

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2024	49	49%	213,306	$39.60	$35.53	$866,876	11%	25%	9.5	$13,999,311	$65.63
3rd Quarter 2024	61	48%	229,736	$39.27	$32.77	$1,493,915	20%	32%	9.0	$15,140,988	$65.91
2nd Quarter 2024	52	43%	313,365	$34.58	$30.83	$1,173,072	12%	26%	9.4	$14,209,970	$45.35
1st Quarter 2024	42	40%	222,415	$39.45	$32.99	$1,438,272	20%	34%	9.5	$14,313,788	$64.36
Total - 12 months	204	45%	978,822	$37.88	$32.80	$4,972,135	15%	29%	9.3	$57,664,057	$58.91

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2024	51	51%	436,066	$31.69	$29.05	$1,153,494	9%	18%	6.2	$2,036,556	$4.67
3rd Quarter 2024	65	52%	351,241	$32.10	$29.04	$1,076,146	11%	20%	5.0	$124,986	$0.36
2nd Quarter 2024	70	57%	280,996	$41.24	$38.15	$866,449	8%	21%	6.6	$835,221	$2.97
1st Quarter 2024	62	60%	344,450	$34.41	$33.51	$312,559	3%	10%	5.5	$1,588,920	$4.61
Total - 12 months	248	55%	1,412,753	$34.36	$31.94	$3,408,648	8%	17%	5.8	$4,585,683	$3.25

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2024				103	97%	653,869		$34.53	7.5	$16,702,801	$25.54
3rd Quarter 2024				129	98%	592,527		$35.04	6.8	$15,952,885	$26.92
2nd Quarter 2024				124	98%	600,669		$37.77	8.0	$15,045,191	$25.05
1st Quarter 2024				111	94%	587,329		$36.94	7.4	$16,427,528	$27.97
Total - 12 months				467	97%	2,434,394		$36.04	7.4	$64,128,405	$26.34

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2024				124		883,840		$31.94	7.0	$16,702,801	$18.90
3rd Quarter 2024				158		813,665		$33.17	6.4	$15,952,885	$19.61
2nd Quarter 2024				149		805,880		$36.03	7.3	$15,045,191	$18.67
1st Quarter 2024				143		831,076		$34.55	6.8	$16,427,528	$19.77
Total - 12 months				574		3,334,461		$33.88	6.9	$64,128,405	$19.23

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent considered part of base rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase III of Assembly Row and Phase IV of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
December 31, 2024

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	969,000	6%	$21.22	871,000	10%	$34.11	1,840,000	7%	$27.32
2026	1,574,000	9%	$17.64	1,061,000	13%	$48.04	2,635,000	10%	$29.88
2027	2,009,000	12%	$21.82	1,100,000	13%	$52.17	3,109,000	12%	$32.56
2028	1,774,000	11%	$20.63	1,048,000	13%	$50.36	2,822,000	11%	$31.67
2029	2,350,000	14%	$24.79	1,179,000	14%	$49.04	3,529,000	14%	$32.89
2030	1,385,000	8%	$19.45	766,000	9%	$49.97	2,152,000	9%	$30.32
2031	867,000	5%	$27.24	538,000	6%	$47.06	1,405,000	6%	$34.83
2032	1,669,000	10%	$29.10	612,000	7%	$46.70	2,280,000	9%	$33.82
2033	962,000	6%	$24.67	523,000	6%	$46.86	1,485,000	6%	$32.48
2034	807,000	5%	$22.10	446,000	5%	$48.87	1,253,000	5%	$31.63
Thereafter	2,396,000	14%	$29.40	335,000	4%	$52.92	2,731,000	11%	$32.29
Total (3)	16,762,000	100%	$23.75	8,479,000	100%	$47.75	25,241,000	100%	$31.81

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2025	468,000	3%	$25.30	794,000	9%	$33.58	1,262,000	5%	$30.51
2026	744,000	4%	$15.59	658,000	8%	$46.90	1,402,000	6%	$30.29
2027	558,000	3%	$20.08	598,000	7%	$51.64	1,156,000	5%	$36.41
2028	473,000	3%	$19.14	566,000	7%	$47.71	1,038,000	4%	$34.70
2029	632,000	4%	$26.69	666,000	8%	$48.16	1,298,000	5%	$37.71
2030	325,000	2%	$24.44	489,000	6%	$48.62	814,000	3%	$38.97
2031	410,000	2%	$20.68	430,000	5%	$48.92	840,000	3%	$35.14
2032	360,000	2%	$31.77	464,000	5%	$52.49	824,000	3%	$43.43
2033	316,000	2%	$24.44	456,000	5%	$54.28	772,000	3%	$42.08
2034	605,000	4%	$26.61	477,000	6%	$48.57	1,083,000	4%	$36.29
Thereafter	11,871,000	71%	$24.08	2,881,000	34%	$48.70	14,752,000	59%	$28.89
Total (3)	16,762,000	100%	$23.75	8,479,000	100%	$47.75	25,241,000	100%	$31.81

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of December 31, 2024.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2024.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2024

	As of:
	December 31, 2024	September 30, 2024	December 31, 2023

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	26,832,000	26,826,000	26,039,000
Leased %	96.2%	95.9%	94.2%
Occupied %	94.1%	94.0%	92.2%
Leased % - anchor tenants	97.5%	97.3%	96.0%
Leased % - small shop tenants	93.6%	93.1%	90.7%
Active commercial tenant leases	3,474	3,456	3,277

Comparable Properties (1)
GLA	25,402,000	25,396,000	25,387,000
Leased %	96.1%	95.8%	94.4%
Occupied %	93.8%	93.8%	92.3%

Residential Properties

Overall Portfolio (1)(2)(3)
Residential units	3,104	3,104	3,104
Leased %	95.2%	97.5%	95.9%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	As of December 31, 2024, all of our residential units are considered comparable.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2024

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$23,939,000	2.62%	1,220,000	4.10%	40
2	Ahold Delhaize	BBB+ / Baa1	$17,326,000	1.90%	903,000	3.04%	14
3	NetApp, Inc.	BBB+ / Baa2	$15,212,000	1.67%	304,000	1.02%	1
4	Cisco Systems, Inc.	AA- / A1	$14,076,000	1.54%	267,000	0.90%	2
5	Gap, Inc., The	BB / Ba3	$11,273,000	1.24%	321,000	1.08%	30
6	CVS Corporation	BBB / Baa3	$11,018,000	1.21%	272,000	0.92%	20
7	Fitness International LLC	B / B2	$9,484,000	1.04%	354,000	1.19%	9
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba1	$8,610,000	0.94%	544,000	1.83%	10
9	Ross Stores, Inc.	BBB+ / A2	$7,856,000	0.86%	365,000	1.23%	13
10	Home Depot, Inc.	A / A2	$7,587,000	0.83%	478,000	1.61%	6
11	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma, Lane Bryant)	NR / NR	$7,571,000	0.83%	187,000	0.63%	37
12	AMC Entertainment Inc.	CCC+ / Caa2	$7,399,000	0.81%	283,000	0.95%	6
13	Dick's Sporting Goods, Inc.	BBB / Baa2	$7,349,000	0.81%	397,000	1.34%	8
14	Kroger Co., The	BBB / Baa1	$7,172,000	0.79%	611,000	2.06%	12
15	PUMA North America, Inc.	NR / NR	$7,135,000	0.78%	155,000	0.52%	2
16	Ulta Beauty, Inc.	NR / NR	$6,597,000	0.72%	192,000	0.65%	18
17	Bank of America, N.A.	A- / A1	$6,409,000	0.70%	113,000	0.38%	21
18	Target Corporation	A / A2	$6,375,000	0.70%	627,000	2.11%	7
19	Whole Foods Market, Inc.	AA- / A1	$5,947,000	0.65%	186,000	0.63%	4
20	Bob's Discount Furniture, LLC	NR / NR	$5,905,000	0.65%	200,000	0.67%	5
21	Michaels Stores, Inc.	B- / B3	$5,806,000	0.64%	316,000	1.06%	14
22	Choice Hotels International, Inc.	BBB- / Baa3	$5,607,000	0.61%	110,000	0.37%	1
23	JPMorgan Chase Bank	A / A1	$5,588,000	0.61%	87,000	0.29%	21
24	Starbucks Corporation	BBB+ / Baa1	$5,525,000	0.61%	78,000	0.26%	43
25	J.Crew Group, LLC	B / B2	$5,002,000	0.55%	102,000	0.34%	19
	Totals - Top 25 Tenants		$221,768,000	24.31%	8,672,000	29.18%	363

	Total (5):		$912,413,000	(2)	29,722,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2024. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2024

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2025.

	Full Year 2025 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.00	$3.12
Adjustments:
Estimated depreciation and amortization	4.10	4.10
Estimated FFO per diluted share	$7.10	$7.22
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth (1)	3% - 4%
Acquisitions	$124 million
Lease termination fees	$4 - $5 million
Incremental redevelopment/expansion POI (2)	$3 - $5 million
General and administrative expenses	$45 - $48 million
Development/redevelopment capital	$175 - $225 million
Capitalized interest	$12 - $14 million
Tax credit transaction income, net	~ $13 million
Disposed Properties - 2024 POI	$5 million
Notes:
(1)Includes a 0.4% negative impact from lower collection of prior period rents which were contractually deferred, specifically related to the COVID-19 pandemic.
(2)Includes the expected additional POI to be recognized in 2025 compared to the amount recognized in 2024 from all of the redevelopments listed on page 16 except those labeled as "stabilized." Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2024 and 2023 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands)
Net income	$68,202	$67,090	$304,334	$247,217
Interest expense	43,234	42,974	175,476	167,809
Other interest income	(782)	(912)	(4,294)	(4,687)
Income tax (benefit) provision	(48)	(495)	162	167
Depreciation and amortization	87,117	82,421	342,598	321,763
Gain on sale of real estate	(1,760)	(8,179)	(54,040)	(9,881)
Adjustments of EBITDAre of unconsolidated affiliates	1,905	1,982	7,746	10,306
EBITDAre	$197,868	$184,881	$771,982	$732,694

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent considered to be part of base rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.